Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-227250 on Form S-3 and Registration Statement No. 333-228663 on Form S-8 of our report dated March 13, 2020, relating to the consolidated financial statements of Falcon Minerals Corporation and subsidiaries appearing in this Annual Report on Form 10-K of Falcon Minerals Corporation for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

March 13, 2020